Exhibit 3(ii)

AMENDMENT TO THE BYLAWS

OF

NATURAL ALTERNATIVES INTERNATIONAL, INC.

a Delaware corporation

I.	Article VI is amended in its entirety to read as follows:

ARTICLE VI

Shares and Their Transfer

SECTION 6.01 Certificates for Stock. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the stockholder. Any certificates representing shares of such stock shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the Corporation’s stock, the number and class of shares owned, and the respective dates the stock was acquired , and in case of cancellation, the respective dates of cancellation. Any certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04.

SECTION 6.02 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and, in the case of certificated shares, upon surrender of the certificate or certificates for such shares properly endorsed, and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when any certificate or certificates shall be presented to the Corporation for transfer or upon receipt of proper transfer instructions for uncertificated shares, both the transferor and the transferee request the Corporation to do so.

SECTION 6.03 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signature of any of them.

SECTION 6.04 Lost, Stolen, Destroyed and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct, the Corporation may issue (i) a new certificate or certificates of stock, or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated, provided, however, that a new certificate or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify that:

1. I am the duly elected and acting Secretary of Natural Alternatives International, Inc., a Delaware corporation; and

2. The foregoing Amendment to the Bylaws of said Corporation is a true and correct copy of the Amendment to the Bylaws adopted by the Board of Directors of said Corporation at its meeting duly held on June 29, 2007.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation as of this 29th day of June, 2007.

/s/ Randell Weaver
Randell Weaver, Secretary